UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2007, the Company entered into a Securities Exchange Agreement with Laurus Master Fund, Ltd. ("Laurus") which provided for the issuance to Laurus of two million (2,000,000) shares of Common Stock in exchange for and cancellation of $204,400 stated value of Series G and Series I Preferred Stock held by Laurus. On July 5, 2007, the Company entered into a second Securities Exchange Agreement with Laurus which provided for the issuance to Laurus of another two million (2,000,000) shares of Common Stock in exchange for and cancellation of another $204,400 stated value of Series G and I Preferred Stock. As a result of these two transactions, a total of $408,800 of Series G and Series I Preferred Stock have been redeemed and this dollar amount will be applied to pay the monthly redemption payments due under the outstanding Series G and I Preferred Stock such that the remaining monthly redemption payment owing in August, the entire September and October monthly redemption payments and a portion of the November monthly redemption payment are canceled.

On July 5, 2007, the Company and Laurus entered into a Securities Purchase Agreement ("SPA") which provides for the issuance from time to time of up to $3.5 million shares of Series J Cumulative Convertible Preferred Stock ("Series J Preferred Stock"). Pursuant to the SPA, the Company’s Board of Directors created a new Series J Cumulative Convertible Preferred Stock, with a stated value of $1,000 per share, and authorized sale and issuance from time to time of up to 3,500 of such shares. Pursuant to the SPA, purchases by Laurus of shares of Series J Preferred Stock will be made from time to time in such amounts and at such times as Laurus may determine in its sole discretion. The Series J Preferred Stock accrues dividends at the rate of 9.5% per annum and is convertible into shares of the Company’s Common Stock at a conversion price equal to lesser of (i) $0.15 or (ii) the equivalent price at which Laurus has most recently exchanged shares of Common Stock for shares of Series G and I. In the event that any shares of Series J Preferred Stock remain outstanding on the second anniversary of the issuance of such shares, such shares must be redeemed in cash by the Company. The Series J Preferred Stock also provides that the Company can force the conversion of the Series J Preferred Stock at $0.50 per share if the bid price of the Company’s Common Stock for ten consecutive trading days equals or exceeds $0.50 per share and the trading volume during such ten day period exceeds 100,000 shares per day. The provisions of the Series J Preferred Stock restrict Laurus from converting into shares of Common Stock if Laurus would have beneficial ownership of more than 9.99% of the Company.

The SPA also provided that a portion of the outstanding shares of Series G and Series I Preferred Stock will be amended with each sale and issuance of Series J Preferred Stock, as follows: A stated amount of Series G and I Preferred Stock equal to 200% of the stated amount of the Series J Preferred Stock that is issued will be amended to reduce its conversion price to a price equal to the average of the volume weighted average price for the five trading days prior to the issuance of the new Series J shares.

The Company agreed that it would file a Form S-1 Registration Statement with the SEC to register the resale of the shares of Common Stock issuable on conversion of the Series J Preferred Stock within 60 days after an aggregate of $1 million of Series J Preferred Stock has been sold. The Company agreed to use its best efforts to obtain effectiveness of the registration statement within 120 days after filing with the SEC and to pay a penalty equal to one percent (1%) per month for a maximum of eight months if the registration statement is not filed or declared effective within the required deadlines.

On July 5, 2007, Laurus purchased 408.8 shares of Series J Preferred Stock (with a stated value per share of $1,000) for gross proceeds of $408,800. The shares of Series J Preferred Stock issued in this transaction have a conversion price of $0.1022 per share (the price at which Laurus had most recently received shares of Common Stock in exchange for its Series G and Series I Preferred Stock). In connection with the sale of the Series J Preferred Stock, the Company paid Midtown Partners & Co., LLC ("Midtown") a fee equal to eight percent (8%) of the gross proceeds from the sale of the Series J Preferred Stock and a warrant to purchase 320,000 shares of Common Stock, with a term of 5-1/2 years, an exercise price of $0.1022 per share and a provision enabling the holder to effect a cashless exercise of the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

As described more fully above and incorporated herein by reference, on June 28, 2007, the Company issued two million shares of Common Stock and on July 5, 2007, the Company issued two million shares to Laurus Master Fund, Ltd. in exchange for and in cancellation of $408,800 in stated value of shares of Series G and Series I Preferred Stock owned by Laurus. The shares of Common Stock were issued in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"), but were issued in exchange for shares of the issuer which had been held by Laurus for more than two years pursuant to Rule 144(d)(3)(ii).

As described more fully above and incorporated by reference, on July 5, 2007, the Company sold and issued 408.8 shares of Series J Preferred Stock to Laurus Master Fund, Ltd., for a purchase price of $1,000 per share. The shares of Preferred Stock were issued in a transaction exempt under Section 4(2) of the 1933 Act.

As described more fully above and incorporated by reference, in connection with the sale of the shares of Series J Preferred Stock, the Company issued a Warrant to Midtown for 320,000 shares of Common Stock in a transaction exempt under Section 4(2) of the 1933 Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2007, the Company filed a "Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series J Cumulative Convertible Preferred Stock" with the Delaware Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

July 16, 2007	By:	/s/ C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer